UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2018

NRC GROUP HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38119	81-4838205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Sunrise Highway, Suite 200, Building 200 Great River, New York	11739
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 224-9141

Hennessy Capital Acquisition Corp. III, 3485 N. Pines Way, Suite 110, Wilson, Wyoming 83014

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 17, 2018 (the “Closing Date”), the registrant consummated the previously announced acquisition (the “Business Combination”) of all of the issued and outstanding membership interests of NRC Group Holdings, LLC (“NRC Group”) from JFL-NRC-SES Partners, LLC (“JFL Partners”), in accordance with the Purchase Agreement, dated as of June 25, 2018 and amended as of July 12, 2018 (the “Purchase Agreement”), between Hennessy Capital Acquisition Corp. III (“Hennessy Capital”) and JFL Partners. Pursuant to the Purchase Agreement, the total purchase price of $394.7 million was paid to JFL Partners in a combination of cash ($170.9 million) and in shares of the registrant’s common stock (21,873,680 shares valued at a total of $223.7 million). In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from Hennessy Capital Acquisition Corp. III to NRC Group Holdings Corp.

Unless the context otherwise requires, “we,” “us,” “our” and the “Company” refer to NRC Group Holdings Corp. and its consolidated subsidiaries at and after the Closing, “NRC Group” refers to NRC Group Holdings, LLC and its consolidated subsidiaries prior to the Closing, and “Hennessy Capital” refers to the registrant prior to the Closing.

In connection with the Business Combination, and to ensure sufficient funds to finance the cash component of the consideration payable to JFL Partners and payment of Hennessy Capital’s transaction fees and expenses, Hennessy Capital entered into a backstop and subscription agreement (the “Backstop and Subscription Agreement”) with Nomura Securities International, Inc. (“Nomura”), which provided for the issuance and sale by the registrant to institutional accredited investors of $75.0 million shares of the registrant’s 7.00% Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Convertible Preferred Stock”), with the possibility of additional shares of the registrant’s common stock, par value $0.0001 per share (the “Common Stock”) or shares of Series A Convertible Preferred Stock in a private placement (collectively, the “Nomura Commitment”). On August 24, 2018, Hennessy Capital entered into that certain Subscription Agreement (the “Cyrus Subscription Agreement”) with Cyrus Capital Partners, L.P. (“Cyrus”), which provided for the issuance and sale by the registrant to Cyrus of $53.0 million of shares of Series A Convertible Preferred Stock and approximately $15.0 million of newly issued shares of Common Stock. Prior to August 24, 2018, Hennessy Capital entered into certain additional subscription agreements (the “Other Subscription Agreements”) on terms substantially similar to the Cyrus Subscription Agreement with certain institutional accredited investors (the “Other Subscribers,” collectively, and together with Nomura and Cyrus, the “PIPE Investors”), which provided for the issuance and sale by the Company to the Other Subscribers of $8.75 million of shares of Series A Convertible Preferred Stock and approximately $5.0 million of newly issued shares of Common Stock. The Series A Convertible Preferred Stock purchased under the Cyrus Subscription Agreement and the Other Subscription Agreements reduced the equity commitment by Nomura under the Nomura Commitment, which resulted in Nomura purchasing $13.25 million shares of Series A Convertible Preferred Stock. The issuance and sale of shares under the Nomura Commitment, the Cyrus Subscription Agreement and the Other Subscription Agreements, being referred to collectively hereafter as the “PIPE Financing”. On the Closing Date, the PIPE Financing was consummated, and the Company issued to the PIPE Investors, in the aggregate, 750,000 shares of Series A Convertible Preferred Stock for aggregate cash proceeds of $75.0 million and 1,951,220 shares of Common Stock for aggregate cash proceeds of approximately $20.0 million.

Further to the Backstop and Subscription Agreement, Nomura subscribed for an additional $25.0 million of shares of Common Stock to serve as a backstop (the “Backstop Commitment”), which could be exercised at the option of the Company and would be fulfilled either through the issuance of newly issued shares of Common Stock or through open market purchases. On October 15-16, 2018, Hennessy Capital exercised the Backstop Commitment in full, and Nomura purchased 2,442,419 shares of Common Stock on the open market at a weighted average price of approximately $10.236 per share.

Concurrently with the execution of the Purchase Agreement, Hennessy Capital and its sponsor, Hennessy Capital Partners III LLC (“HCAC Sponsor”), entered into that certain Subscription Agreement (“JFL Subscription Agreement”), with J.F. Lehman & Company, LLC (“JFLCo”), which provided that JFLCo or one or more of its affiliated investment funds may elect (i) to purchase from the Company (A) up to 300,000 newly issued shares of Series A Convertible Preferred Stock for an aggregate purchase price of approximately $29.1 million and (B) up to 1,951,220 newly issued shares of Common Stock for an aggregate purchase price of approximately $20.0 million and (ii) in connection with any such purchase, receive from HCAC Sponsor 106,953 additional shares of Common Stock, for no consideration, in accordance with the terms of the JFL Subscription Agreement. JFLCo elected to exercise its rights under the JFL Subscription Agreement in full through certain of its affiliated funds (together with JFL Partners, the “JFL Funds”) for an aggregate purchase price of approximately $49.1 million. On the Closing Date, the transactions contemplated by the JFL Subscription Agreement were consummated.

At the Closing, HCAC Sponsor exchanged 9,600,000 outstanding warrants issued to HCAC Sponsor in the private placement that occurred simultaneously with the consummation of Hennessy Capital’s initial public offering (the “placement warrants”) for 1,920,000 newly issued shares of Common Stock and forfeited to the Company an equivalent number of existing founder shares held by HCAC Sponsor for cancellation (the “Sponsor Warrant Exchange”). The effect of the Sponsor Warrant Exchange is to effectively cancel all of the outstanding placement warrants for no consideration upon consummation of the Business Combination.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note” above is incorporated in this Item 2.01 by reference. The material terms and conditions of the Purchase Agreement are described on pages 118 to 132 of Hennessy Capital’s definitive proxy statement dated October 1, 2018 (the “Definitive Proxy Statement”) in the section entitled “The Business Combination Proposal—The Purchase Agreement,” which is incorporated by reference herein.

The Business Combination was approved by Hennessy Capital’s stockholders at a special meeting of Hennessy Capital’s stockholders held on October 17, 2018 (the “Special Meeting”). At the Special Meeting, 24,577,309 shares of Common Stock were voted in favor of the proposal to approve the Business Combination, 1,577,422 shares of Common Stock were voted against that proposal and 10,000 shares of Common Stock abstained.

In connection with the Closing, Hennessy Capital redeemed a total of 20,954,826 shares of Common Stock pursuant to the terms of the Company’s amended and restated certificate of incorporation, resulting in a total cash payment from Hennessy Capital’s trust account to redeeming stockholders of $214,342,783.70.

At the Closing, (i) the PIPE Investors purchased 1,951,220 shares of Common Stock from the Company for an aggregate purchase price of approximately $20.0 million and purchased 750,000 shares of the Series A Convertible Preferred Stock from the Company for an aggregate purchase price of $75.0 million and (ii) the JFL Funds, in the aggregate, purchased 1,951,220 shares of Common Stock from the Company for an aggregate purchase price of approximately $20.0 million and 300,000 shares of Series A Convertible Preferred Stock for an aggregate purchase price of approximately $29.1 million. In addition, the JFL Funds received in the aggregate 106,953 additional shares of Common Stock, for no consideration, from HCAC Sponsor pursuant to the terms of the JFL Subscription Agreement. The material terms and conditions of the Backstop and Subscription Agreement, the Cyrus Subscription Agreement and the Other Subscription Agreements are described on pages 132 to 134 of the Definitive Proxy Statement in the sections entitled “The Business Combination Proposal—Related Agreements—Backstop and Subscription Agreement” and “The Business Combination Proposal—Related Agreements—Cyrus Subscription Agreement and Other Subscription Agreements,” which are incorporated by reference herein.

Following the consummation of the Business Combination, there were 36,902,554 of shares of Common Stock issued and outstanding, including 23,931,853 shares issued or received by the JFL Funds at the Closing of the Business Combination pursuant to the Purchase Agreement and the JFL Subscription Agreement, 1,951,220 shares of Common Stock issued or acquired in the PIPE Financing, and 4,710,174 “public” shares (issued in Hennessy Capital’s initial public offering) of Common Stock remaining outstanding following redemptions.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 17, 2018, in connection with the Closing, all of the units previously issued by Hennessy Capital separated into their component parts of one share of Common Stock and one warrant to purchase one share of Common Stock, and the units ceased trading on the NYSE American.

Item 3.02.	Unregistered Sale of Equity Securities

The disclosure set forth under Item 2.01 above is incorporated in this Item 3.02 by reference. The 21,873,680 newly issued shares of Common Stock that were paid as consideration to JFL Partners pursuant to the Purchase Agreement upon closing of the Business Combination were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof, which exempts transactions by an issuer not involving any public offering on the basis that the securities were offered and sold in a non-public offering to “accredited investors” (as defined in Rule 501(a) of Regulation D under the Securities Act). The 1,050,000 newly issued shares of Series A Convertible Preferred Stock and 3,902,440 shares of Common Stock were issued pursuant to the PIPE Financing and the JFL Subscription Agreement, as the case may be, at Closing to institutional accredited investors in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof. The 1,920,000 newly issued shares of Common Stock issued to HCAC Sponsor in connection with the Sponsor Warrant Exchange were issued to an institutional accredited investor in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof. The material terms and conditions of the Series A Convertible Preferred Stock are described on pages 134 to 137 of the Definitive Proxy Statement in the section entitled “The Business Combination Proposal—Related Agreements—Series A Convertible Preferred Stock Certificate of Designations,” which are incorporated by reference herein

Item 5.06.	Change in Shell Company Status.

On October 17, 2018, as a result of the consummation of the Business Combination, which fulfilled the “initial Business Combination” requirement of Hennessy Capital’s amended and restated certificate of incorporation, the Company ceased to be a shell company upon the closing of the Business Combination. The material terms of the Business Combination are described in the Definitive Proxy Statement in the section entitled “The Business Combination Proposal” beginning on page 118, which is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 17, 2018, Hennessy Capital held the Special Meeting for the following purposes:

(1) to consider and vote upon a proposal to approve the Purchase Agreement (the “Business Combination Proposal”);

(2) to approve and adopt separate proposals for amendments to Hennessy Capital’s amended and restated certificate of incorporation:

•	to increase the Company’s authorized preferred stock (“Proposal 2”);

•	to provide for the classification of our board of directors into three classes of directors with staggered three-year terms of office and to make certain related changes (“Proposal 3”);

•	to provide for the removal of directors with or without cause by stockholders voting a majority of the outstanding shares of Common Stock, provided that at any time that JFLCo, together with its respective affiliates (including JFL Partners), subsidiaries, managed funds and its and their successors and assigns (other than the Company and its subsidiaries) (collectively, “JFL”), beneficially owns, in the aggregate, less than 50% of Common Stock, directors may be removed from office only for cause and only by the affirmative vote of holders of the majority of the outstanding shares of Common Stock (“Proposal 4”);

•	to provide that, for so long as JFL beneficially owns, in the aggregate, at least 50% of the outstanding shares of Common Stock, JFL may call special meetings of the stockholders of the Company for any purpose or purposes upon the written request of JFL (“Proposal 5”);

•	to require an affirmative vote by the holders of at least 66.67% of the outstanding shares of Common Stock to amend, alter, change or repeal or adopt certain provisions of the proposed amended and restated certificate of incorporation for so long as JFL beneficially owns, in the aggregate, at least 10% of outstanding shares of Common Stock (“Proposal 6”);

•	to require an affirmative vote of at least 66.67% of the outstanding shares of Common Stock to amend, alter or repeal the proposed amended and restated bylaws of the Company for so long as JFL beneficially owns, in the aggregate, at least 10% of the outstanding shares of Common Stock (“Proposal 7”);

•	to provide for certain changes to adopt ownership qualifications, restrictions, requirements and procedures to assist us in complying with certain provisions of U.S. cabotage laws that impose certain restrictions on the ownership and operation of vessels in the U.S. coastwise trade (such laws are principally contained in 46 U.S.C. Chapters 121, 505 and 551 and the related regulations and are commonly referred to collectively as the “Jones Act”) (“Proposal 8”);

•	to provide for certain additional changes, including changing the Company’s name from “Hennessy Capital Acquisition Corp. III” to “NRC Group Holdings Corp.,” which our board of directors believes are necessary to adequately address the post-Business Combination needs of the Company (“Proposal 9,” and together with Proposals 2, 3, 4, 5, 6, 7 and 8, the “Charter Proposals”);

(3) to consider and vote upon a proposal to elect three directors (James Baumgardner, John Rapaport and Christian Swinbank) to serve as Class III directors on our board of directors until the 2021 annual meeting of stockholders and one director (James O’Neil) to serve as a Class II director on our board of directors until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified (the “Director Election Proposal”);

(4) to consider and vote upon a proposal to approve and adopt the plan referred to as the Incentive Plan in the Definitive Proxy Statement (the “Incentive Plan Proposal”);

(5) to consider and vote upon (i) the issuance by the Company of shares of Common Stock to JFL Partners as part of the consideration pursuant to the Purchase Agreement, (ii) the issuance by the Company of up to 2,439,025 shares of Common Stock and up to 1,000,000 shares of Series A Convertible Preferred Stock convertible into shares of Common Stock pursuant to the Backstop and Subscription Agreement, the proceeds of which will be used to fund a portion of the cash component of the consideration payable pursuant to the Purchase Agreement, (iii) the issuance by the Company of up to 1,951,220 shares of Common Stock and up to 300,000 shares of Series A Convertible Preferred Stock convertible into shares of Common Stock to JFLCo or one or more of its affiliated investment funds pursuant to the JFL Subscription Agreement and (iv) the potential change of control of the Company under the NYSE American listing rules in connection with the foregoing issuances of Common Stock (the “NYSE Proposal”); and

(6) to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposals, the Director Election Proposal, the Incentive Plan Proposal or the NYSE Proposal (the “Adjournment Proposal”).

There were 32,081,250 shares of Common Stock issued and outstanding on the record date for the Special Meeting. At the Special Meeting there were 26,164,731 shares voted by proxy or in person. The results for each matter were as follows:

•	Hennessy Capital’s stockholders approved the Business Combination Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
24,577,309	1,577,422	10,000	0

•	Hennessy Capital’s stockholders approved Proposal 2, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
23,697,211	1,446,822	1,020,698	0

•	Hennessy Capital’s stockholders approved Proposal 3, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
23,183,665	1,965,466	1,015,600	0

•	Hennessy Capital’s stockholders approved Proposal 4, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
23,702,309	1,446,822	1,015,600	0

•	Hennessy Capital’s stockholders approved Proposal 5, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
23,702,309	1,446,822	1,015,600	0

•	Hennessy Capital’s stockholders approved Proposal 6, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
24,551,667	1,472,464	140,600	0

•	Hennessy Capital’s stockholders approved Proposal 7, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
24,551,367	1,472,764	140,600	0

•	Hennessy Capital’s stockholders approved Proposal 8, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
23,702,309	1,446,822	1,015,600	0

•	Hennessy Capital’s stockholders approved Proposal 9, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
24,577,309	1,446,822	140,600	0

•	Hennessy Capital’s stockholders approved the Director Election Proposal, based on the following votes:

Class III Directors:
James Baumgardner:	For: 24,598,561	Withheld: 1,566,170
John Rapaport:	For: 24,598,561	Withheld: 1,566,170
Christian Swinbank:	For: 26,031,559	Withheld: 133,172
Class II Director:
James O’Neil	For: 24,598,561	Withheld: 1,566,170

•	Hennessy Capital’s stockholders approved the Incentive Plan Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
23,141,954	1,446,827	1,575,950	0

•	Hennessy Capital’s stockholders approved the NYSE Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
24,527,309	1,496,822	140,600	0

•	Hennessy Capital’s stockholders approved the Adjournment Proposal, based on the following votes:

Votes FOR	Votes AGAINST	Abstain	Broker Non-Votes
24,527,309	1,496,822	140,600	0

Item 7.01	Regulation FD Disclosure.

On October 17, 2018, Hennessy Capital issued a press release announcing the Closing of the Business Combination. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Press Release dated October 17, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 17, 2018	NRC GROUP HOLDINGS CORP.

	By:	/s/ Joseph Peterson
	Name:	Joseph Peterson
	Title:	Chief Financial Officer